EXHIBIT 99.1

SELECTED FINANCIAL DATA

        The following table sets forth a summary of selected historical financial information for each of the years in the five-year period ended December 31, 2004. This information and the notes thereto are derived from our financial statements.

	2004	2003	2002	2001	2000
	(in thousands except share, per share, shareholder data and percentages)
Financial Review Operating revenues Exploration and production	$286,924	$176,245	$122,207	$153,937	$110,920
Gas distribution	152,449	137,356	115,850	147,282	151,234
Gas marketing and other	321,226	205,449	131,514	190,773	208,196
Intersegment revenues	(283,462)	(191,649)	(108,069)	(147,065)	(106,467)
	477,137	327,401	261,502	344,927	363,883
Operating costs and expenses Gas purchases - utility	64,311	52,585	48,388	68,161	58,669
Gas purchases - marketing	60,804	39,428	37,927	68,010	133,221
Operating and general	78,231	70,479	64,600	64,108	59,790
Unusual items	--	--	--	--	111,288
Depreciation, depletion and amortization	73,674	55,948	53,992	52,899	45,869
Taxes, other than income taxes	17,830	11,619	10,090	9,080	8,515
	294,850	230,059	214,997	262,258	417,352
Operating income (loss)	182,287	97,342	46,505	82,669	(53,469)
Interest expense, net	(16,992)	(17,311)	(21,466)	(23,699)	(24,689)
Other income (expense)	(362)	797	(566)	(799)	1,997
Minority interest in partnership	(1,579)	(2,180)	(1,454)	(930)	--
Income (loss) before income taxes and accounting change	163,354	78,648	23,019	57,241	(76,161)
Income taxes Current	--	--	--	--	--
Deferred	59,778	28,896	8,708	21,917	(29,474)
	59,778	28,896	8,708	21,917	(29,474)
Income before accounting change	103,576	49,752	14,311	35,324	(46,687)
Cumulative effect of adoption of accounting principle	--	(855)	--	--	--
Net income (loss)	$103,576	$48,897	$14,311	$35,324	$(46,687)
Net cash provided by operating activities	$237,897	$109,099	$77,574	$144,583	$(53,203)	(1)
Return on equity	23.1%	14.3%	8.1%	19.3%	n/a
Common Stock Statistics (2) Earnings (loss) per share:
Basic	$1.45	$.74	$.28	$.70	$(.93)
Diluted	$1.40	$.73	$.27	$.69	$(.93)
Cash dividends declared and paid per share	$--	$--	$--	$--	$.06
Book value per average diluted share	$6.06	$4.99	$3.41	$3.58	$2.82
Market price at year-end	$25.35	$11.95	$5.73	$5.20	$5.19
Number of shareholders of record at year-end	2,022	2,026	2,079	2,124	2,192
Average diluted shares outstanding	73,925,544	68,475,868	52,104,476	51,202,220	50,087,172

        (1) Net cash provided by operating activities for 2000 would have been $58.1 million excluding the effects of unusual items for the Hales judgment and other litigation.

        (2) Common stock statistics have been restated to reflect the June 3, 2005 two-for-one stock split.

	2004	2003	2002	2001	2000

Capitalization (in thousands)
Total debt, including current portion	$325,000	$278,800	$342,400	$350,000	$396,000
Common shareholders' equity(1)	447,677	341,561	177,488	183,086	141,291
Total capitalization	$772,677	$620,361	$519,888	$533,086	$537,291
Total assets	$1,146,144	$890,710	$740,162	$743,123	$705,378
Capitalization ratios:
Debt	42.1%	44.9%	65.9%	65.7%	73.7%
Equity	57.9%	55.1%	34.1%	34.3%	26.3%
Capital Expenditures (in millions) (2)
Exploration and production	$282.0	$170.9	$85.2	$99.0	$69.2
Gas distribution	7.3	8.2	6.1	5.3	6.0
Other	5.7	1.1	0.8	1.8	0.5
	$295.0	$180.2	$92.1	$106.1	$75.7
Exploration and Production
Natural gas:
Production, Bcf	50.4	38.0	36.0	35.5	31.6
Average price per Mcf, including hedges	$5.21	$4.20	$3.00	$3.85	$2.88
Average price per Mcf, excluding hedges	$5.80	$5.15	$3.11	$4.16	$3.92
Oil:
Production, MBbls	618	531	682	719	676
Average price per barrel, including hedges	$31.47	$26.72	$21.02	$23.55	$22.99
Average price per barrel, excluding hedges	$40.55	$29.66	$23.94	$23.58	$29.38
Total gas and oil production, Bcfe	54.1	41.2	40.1	39.8	35.7
Lease operating expenses per Mcfe	$.38	$.39	$.45	$.45	$.40
Taxes other than income taxes per Mcfe	$.28	$.22	$.19	$.17	$.16
Proved reserves at year-end:
Natural gas, Bcf	594.5	457.0	374.6	355.8	331.8
Oil, MBbls	8,508	7,675	6,784	7,704	8,130
Total reserves, Bcfe	645.5	503.1	415.3	402.0	380.6
Gas Distribution(3)
Sales and transportation volumes, Bcf:
Residential	8.5	9.0	9.0	8.4	7.9
Commercial	5.7	6.1	6.2	6.1	6.0
Industrial	1.3	1.2	1.5	2.5	2.9
End-use transportation	8.5	8.4	8.4	7.0	6.3
	24.0	24.7	25.1	24.0	23.1
Off-system transportation	1.0	0.3	2.2	3.1	3.1
	25.0	25.0	27.3	27.1	26.2
Customers at year-end:
Residential	127,622	124,776	122,906	119,856	119,024
Commercial	16,815	16,623	16,448	16,177	16,282
Industrial	175	174	189	209	228
	144,612	141,573	139,543	136,242	135,534
Degree days	3,678	3,969	3,950	3,654	3,994
Percent of normal	90%	99%	98%	91%	100%

(1) Shareholders' equity included accumulated other comprehensive losses of $19.8 million in 2004 ($18.8 million related to our cash flow hedges and $1.0 million related to our pension plan), $12.5 million in 2003 ($12.0 million related to our cash flow hedges and $0.5 million related to our pension plan), and $17.4 million in 2002 ($14.0 million related to our cash flow hedges and $3.4 million related to our pension plan), and accumulated other comprehensive income of $5.8 million in 2001 related to our cash flow hedges.

(2) Capital expenditures for 2004 and 2003 included $3.9 million and $12.0 million, respectively, related to the change in accrued expenditures between years.

(3) Gas distribution statistics for 2000 exclude the operations of Missouri properties which were sold May 31, 2000.